                                                                     EXHIBIT 1.2

                                PRICING AGREEMENT

                                                                February 7, 2001

Chase Securities, Inc.
Deutsche Banc Alex. Brown Inc.

Representatives, of the several Underwriters named in Schedule I hereto,

  c/o JP Morgan, a division of Chase Securities Inc.
  270 Park Avenue
  New York  NY  10017


Ladies and Gentlemen:

               Dover Corporation, a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated February 7, 2001 (the "Underwriting Agreement"), to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Securities specified in Schedule II hereto (the "Designated Securities"). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule II hereto.

               Each of the Underwriters agrees that it will not offer or sell any of the Designated Securities in any jurisdiction outside the United States except in circumstances that will result in compliance with the applicable laws thereof.

               An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

               Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the

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                                                                               2

Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in
Schedule I hereto.

               If the foregoing is in accordance with your understanding, please sign and return to us one for the Company and each of the Representatives plus one for each counsel counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

               [REST OF PAGE INTENTIONALLY LEFT BLANK]



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               IN WITNESS WHEREOF, the parties have executed this agreement as of the date first above written.

                                            DOVER CORPORATION


                                            By: /s/ David S. Smith
                                                -------------------------------
                                                Name: David S. Smith
                                                Title: Vice President, Finance


CHASE SECURITIES INC.
DEUTSCHE BANC ALEX. BROWN INC.
BANC ONE CAPITAL MARKETS, INC.
FIRST UNION SECURITIES, INC.
FLEET SECURITIES, INC.
HSBC SECURITIES (USA) INC.


By:  CHASE SECURITIES INC.


By: /s/ Louis DeCaro
    -----------------------------
    Name: Louis DeCaro
    Title: Managing Director

     Acting on behalf of the several Underwriters named herein.




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                                   SCHEDULE I

                                                                                   Principal
                                                                                   Amount of
                                                                                   Designated
                                                                                Securities to be
Underwriters                                                                       Purchased
------------                                                                       ---------

Chase Securities Inc.                                                           $160,000,000
Deutsche Banc Alex. Brown Inc.                                                  $140,000,000
Banc One Capital Markets, Inc.                                                  $ 25,000,000
First Union Securities, Inc.                                                    $ 25,000,000
Fleet Securities, Inc                                                           $ 25,000,000
HSBC Securities (USA) Inc.                                                      $ 25,000,000

TOTAL                                                                           $400,000,000


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                                   SCHEDULE II

Title of Designated Securities:

        6.50% Notes due February 15, 2011

Aggregate principal amount:       $400,000,000

Price to Public:

        99.847% of the principal amount of the Designated Securities

Purchase Price by Underwriters:

        99.197% of the principal amount of the Designated Securities

Form of Designated Securities:

        Book-entry only form represented by one or more global securities deposited with The Depository Trust Company ("DTC") or its designated custodian, to be made available for checking by the Representatives at least twenty-four hours prior to the Time of Delivery at the office of DTC

Time of Delivery:

        9:30 A.M., (New York City time), February 12, 2001

Indenture:

        Indenture dated February 8, 2001, between the Company and Bank One Trust Company, N.A., as Trustee

Maturity:

        February 15, 2011

Interest Rate:

        6.50% per annum

Interest Payment Dates:

        Each February 15 and August 15, commencing August 15, 2001

Redemption Provisions:

        The Designated Securities may be redeemed, in whole or in part, at the option of the Company at any time at a redemption price equal to the greater of (i) 100% of the principal amount of such notes, and (ii) as determined by the Quotation Agent
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                                                                               2

        (as defined in the Prospectus Supplement), the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued at the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined in the Prospectus Supplement) plus 20 basis points plus, in each case, accrued interest thereon to the date of redemption.

Sinking Fund Provisions:

        No sinking fund provisions

Defeasance provisions:

        The provisions of the indenture relating to defeasance and covenant defeasance as described in the Prospectus will apply to the notes.

Closing location for delivery of Designated Securities:

        Simpson Thacher & Bartlett
        425 Lexington Avenue
        New York,  NY  10017

Names and addresses of Representatives:

        Designated Representatives:         Chase Securities Inc.
                                            Deutsche Banc Alex. Brown Inc.

        Address for Notices, etc.:          JP Morgan, a division of Chase
                                            Securities Inc.
                                            270 Park Avenue
                                            New York,  NY  10017

                                            Deutsche Banc Alex. Brown Inc,
                                            31 West 52nd Street, 3rd Floor
                                            New York,  NY  10019